Exhibit 10.14

CRA INTERNATIONAL, INC.

Nonqualified Stock Option

under the 2006 Equity Incentive Plan

Pursuant to the CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan, as may be amended from time to time (the “Plan”), and subject to the terms and conditions hereinafter set forth, CRA International, Inc. (the “Company”) hereby grants to the employee named below (hereinafter the “Holder”) the right and option to purchase from the Company an aggregate of                  shares of the Company’s common stock, without par value (“Common Stock”), at the time and in the manner hereinafter stated.  The basic terms of this option are as follows:

Date of Grant:

Name of Holder:

Address:

City, State, Zip:

Maximum number of shares for

which this option is exercisable:

Exercise (purchase) price per share:

Expiration date of option:  Tenth Anniversary of the Date of Grant

Vesting Rate:                       25% on the first anniversary of the Date of Grant and an additional 25%, on each succeeding anniversary, so as to be 100% vested on the fourth anniversary of the Date of Grant.

Position in, or relationship to, the Company:

Condition:

1.              This option is subject to the Company’s cash and stock ownership guidelines, as in effect from time to time (the “Ownership Guidelines”).

Other terms and conditions:

This option is subject to the Terms and Conditions attached hereto as Schedule A, which are incorporated by reference herein.  By signing below you both accept this option and acknowledge that you have read, understand, agree to and accept the Terms and Conditions.  The undersigned further acknowledges receipt of the Plan, as amended, the prospectus describing the Plan (documents incorporated by reference in the prospectus are available upon request), and the annual report of the Company for the most recent fiscal year.

Signed as a Massachusetts agreement under seal as of the Grant Date:

CRA INTERNATIONAL, INC.

By: Paul Maleh, President and CEO	{Insert Holder name}

Schedule A

CRA INTERNATIONAL, INC.

Nonqualified Stock Option

under the 2006 Equity Incentive Plan

TERMS AND CONDITIONS

FIRST: This option is and shall be subject in every respect to the provisions of the Plan, as may be amended from time to time, which is incorporated herein by reference and made a part hereof.  In the event of any conflict or inconsistency between the terms hereof and those of the Plan, the latter shall prevail.  References herein to the Plan Administrator shall mean the Plan Administrator as defined in the Plan.

Anything herein to the contrary notwithstanding, this option may not be exercised at any time that the Holder does not or to the extent that the Holder would not meet his or her ownership guideline under the Ownership Guidelines, provided that this ownership condition, and any effect it may have on the transferability of shares issued pursuant to the exercise of this option, shall not apply after the sixth anniversary of the Date of Grant of this option.

Subject to the other provisions contained herein, this option shall be exercised by the delivery of written notice to the Company (the “Notice”) setting forth the number of shares with respect to which the option is to be exercised and the address to which the certificates for such shares are to be mailed, together with payment therefor made by (i) cash or check payable to the order of the Company for an amount equal to the option price for the number of shares specified in the Notice; or (ii) with the consent of the Plan Administrator, by delivery to the Company of shares of Common Stock that are not then subject to restriction under any Company plan (“unrestricted shares”), and that have a fair market value on the date of surrender sufficient to satisfy the option price for the number of shares specified in the Notice; (iii) with the consent of the Plan Administrator, by delivery of such documentation as the Plan Administrator and a broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price for the number of shares specified in the Notice; (iv) with the consent of the Plan Administrator, such other consideration which is acceptable to the Plan Administrator and which has a fair market value equal to the option price for the number of specified in the Notice; or (v) with the consent of the Plan Administrator, a combination of (i), (ii), (iii), and/or (iv).  For the purpose of the preceding sentence, the fair market value per share of the Common Stock so delivered to the Company shall be the closing price per share on the delivery date as reported by a nationally recognized stock exchange, or, if shares of Common Stock are not reported by such a stock exchange, the fair market value as determined by the Plan Administrator.

SECOND:  The Company, in its discretion, may file a registration statement on Form S-8 under the Securities Act of 1933 to register shares of Common Stock reserved for issuance under the Plan.  At any time at which such a registration statement is not in effect, it shall be an additional condition precedent to any exercise of this option that the Holder shall deliver to the Company a customary “investment letter” satisfactory to the Company and its counsel in which, among other things, the Holder shall state that the Holder is purchasing the shares for investment and acknowledges that they are not freely transferable except in compliance with state and federal securities laws.

THIRD:  Within a reasonable time after receipt by the Company of the Notice and payment for any shares to be purchased hereunder and, if required as a condition to exercise, the investment letter described in paragraph SECOND, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this option, to such individual or individuals) at the address specified in the Notice a certificate or certificates for the number of shares with respect to which the option is then being exercised, registered in the name or names of the individual or individuals exercising the option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the option shall prescribe in writing to the Company at or prior to such purchase; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this option) to take any action in connection with the shares then being purchased, the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action, it being understood that the Company shall have no obligation to take and complete any such action.  In lieu of delivering any such certificates, the Company may instead issue such shares to the Holder (or if any other individual or individuals are exercising this option, to such individual or individuals) in book-entry form in the Company’s stock record books. The Company may imprint upon such certificate, or any such book entry, the legend set forth in the Plan or such other legends referencing stock transfer restrictions which counsel for the Company considers appropriate.  Delivery by the Company of the certificates for such shares shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Holder, at the address specified in the Notice or when such shares are issued in book-entry form in the Company’s stock record books.

FOURTH:  The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then the number, class, and price per share of shares of stock subject to this option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this option, for the same aggregate cash consideration, the same total number and class of shares as the Holder would have received as a result of the event requiring the adjustment had the Holder exercised this option in full immediately prior to such event.

After a merger of one or more corporations or other entities with or into the Company or after a consolidation of the Company and one or more corporations or other entities that, in any event, do not constitute a “Change in Control” (as defined below), the Holder shall, at no additional cost, be entitled upon exercise of this option to receive in lieu of the shares of Common Stock as to which this option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or entity or Common Stock) to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which this option shall be so exercised.

If (1) the Company is merged with or into or consolidated with another corporation or other entity, other than a merger or consolidation in which the stockholders of the Company immediately prior to such merger or consolidation continue to own after such merger or consolidation securities representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting entity, as the case may be, (2) any “person” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or one of its subsidiaries, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in a single transaction or a series of transactions, of securities representing more than 50% of the combined voting power of the Company’s then outstanding securities, or (3) if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another entity while this option remains outstanding (a “Change in Control”), then (i) subject to the provisions of clauses (iii), (iv) and (v) below, upon and after the effective date of such Change in Control the Holder of this option shall be entitled, upon exercise of this option, to receive, in lieu of the shares of Common Stock as to which this option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or entity or Common Stock) to which the Holder would have been entitled pursuant to the terms of such Change in Control if, immediately prior to such Change in Control, the Holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which this option shall be so exercised; (ii) subject to the provisions of clauses (iv) and (v) below, the Plan Administrator may accelerate, fully or in part, the time for exercise of this option, so that from and after a date prior to the effective date of such Change in Control specified by the Plan Administrator, this option to the extent so accelerated shall be exercisable; (iii) subject to clauses (iv) and (v) below, this option may be canceled by the Plan Administrator as of the effective date of any such Change in Control provided that (x) notice of such cancellation shall be given to the Holder and (y) the Holder shall have the right to exercise this option to the extent that the same is then exercisable or, if the Plan Administrator shall have accelerated the time for exercise of this option pursuant to clause (ii) above, to the extent exercisable taking into account such acceleration during the period preceding the effective date of such Change in Control; (iv) the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be, with respect to such Change in Control (the “Acquiror”), may, without the consent of any Plan participant, assume the Company’s rights and obligations under this option or substitute for this option a substantially equivalent stock option, and if it does so and the Holder’s employment with the Acquiror or a subsidiary thereof terminates without “cause” (as defined below) within twelve (12) months following such Change in Control, then the time for exercise of this option (or the stock option so substituted therefor) so that such option shall be exercisable in full from and after the effective date of such termination of employment, and may thereafter be exercised for the period of time set forth in this agreement; or (v) in the event of a Change in Control in which the Acquiror does not assume or substitute for this option, any acceleration of the time of exercise of this option in connection with such Change in Control shall be at the discretion of the Plan Administrator as set forth in the foregoing clauses of this paragraph.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

FIFTH:  No person shall, by virtue of the granting of this option to the Holder, be deemed to be a holder of any shares purchasable under this option or to be entitled to the rights or privileges of a holder of such shares unless and until this option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this option.

The Company shall, at all times while any portion of this option is outstanding, reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this option; shall comply with the terms of this option promptly upon exercise of the option rights; and shall pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this option.

SIXTH:  Except as otherwise set forth in the Plan, this option is not transferable by the Holder otherwise than by will or under the laws of descent and distribution.  The granting of this option shall not impose upon the Company any obligation to employ or to continue to employ the Holder.  The right of the Company to terminate the employment of the Holder shall not be diminished or affected by reason of the fact that this option has been granted to such Holder.

This option is exercisable, subject to the vesting rate and certain other terms and conditions contained herein, at any time prior to the termination of this option and, during the Holder’s lifetime, only by the Holder.  Except as may be otherwise expressly provided herein, this option shall terminate on the earliest of:

(a)                                 the date of expiration thereof;

(b)                                 immediately upon the termination of the Holder’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as defined below, as determined by the Company or such parent or subsidiary); or

(c)                                  in the case of termination by the Company without cause or voluntary termination by the Holder, thirty (30) days after the termination of the Holder’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) for any reason other than death or retirement (as defined below).

An employment relationship between the Company (or any parent or subsidiary of the Company) and the Holder shall be deemed to exist during any period in which the Holder is employed by the Company (or any such parent or subsidiary).  Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company (or any parent or subsidiary of the Company) and the Holder shall be determined by the Plan Administrator at the time thereof.

As used herein, “cause” shall mean (w) any material breach by the Holder of any agreement to which the Holder and the Company (or any parent or subsidiary) are both parties, (x) any act or omission to act by the Holder which may have a material and adverse effect on the business of the Company (or any parent or subsidiary) or on the Holder’s ability to perform services for the Company (or any parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), (y) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company (or any parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary) or (z) “cause” as may otherwise be defined in any other agreement between the Holder and the Company (or any such parent or subsidiary).

As used herein “retirement” shall mean the retirement of the Holder in good standing from the employment of the Company for reason of age or for reason of disability under the then established rules of the Company and, in either case, before the expiration date of this option. Whether retirement is for reason of disability under the then established rules of the Company shall be determined by the Company in its sole discretion. In the event of such retirement for reason of age, this option shall terminate on the date that is the earlier of its expiration date and a date ninety (90) days after the Holder’s retirement and, after such retirement, the Holder shall have the right, at any time prior to such termination date, to exercise this option to the extent the Holder was entitled to exercise such option immediately prior to such retirement.  In the event of such retirement for reason of disability, this option shall terminate on the date that is the earlier of its expiration date and a date one (1) year after the Holder’s retirement.  Upon such retirement for reason of disability, this option shall vest in full and, after such retirement, the Holder shall have the right, at any time prior to such termination date, to exercise this entire option.

In the event of the death of the Holder while the Holder is in the employment of the Company (or any parent or subsidiary of the Company) and before the expiration date of this option, this option shall vest in full and, thereafter, shall terminate on the date that is the earlier of its expiration date and a date one (1) year after the death of the Holder.  After the death of the Holder, the Holder’s executors, administrators or any person or persons to whom the Holder’s option has been transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination date, to exercise this entire option.

SEVENTH:  The Holder hereby agrees that whenever shares of Common Stock are to be issued upon the exercise of this option, the Company shall be entitled to require as a condition of such issuance that the Holder remit an amount sufficient to satisfy statutory minimum federal, state and other governmental withholding tax requirements related thereto. The Holder further agrees that the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder.

EIGHTH:  Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered by hand or by mail to the Treasurer of the Company, 200 Clarendon Street, Boston, Massachusetts 02116 or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder or when deposited in the mail, postage prepaid, addressed to the Holder at the Holder’s address furnished to the Company.

NINTH:  This option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that the Holder will not exercise the option granted hereby nor will the Company be obligated to issue or sell any shares of stock hereunder if the exercise thereof or the issuance or sale of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of this option or the issuance or sale of shares pursuant hereto to comply with any such law, regulation, order or provision.

TENTH:  The Holder agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Holder shall agree in writing that for a period of time not to exceed one hundred eighty (180) days from the effective date of any registration of securities of the Company that the Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock issued pursuant to the exercise of this option without the prior written consent of the Company or such underwriters, as the case may be.

ELEVENTH:  This option and the Holder (with respect to this option) shall be subject to any policies applicable to the Company as may be adopted and/or modified from time to time by the

Company and/or applicable law or the rules of any stock exchange on which the Common Stock is listed that provide for (i) the cancellation of this option, (ii) reimbursement of this option by the Holder, and (iii) effecting any other right of recoupment of equity or other compensation provided with respect to this option under the Plan.

TWELFTH:  This option shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts.

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